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                                                                    EXHIBIT 24.1
                        CONSENT OF PRICE WATERHOUSE LLP

     We hereby consent to the incorporation by reference in the Proxy Statement-Prospectus constituting part of this Amendment No. 1 to the Registration Statement on Form S-4 of NationsBank Corporation of our report dated January 14, 1994, which appears on page 57 of the 1993 Annual Report to Shareholders of NationsBank Corporation, which is incorporated by reference in NationsBank Corporation's Annual Report on Form 10-K for the year ended December 31, 1993. We also consent to the reference to us under the heading "EXPERTS" in such Proxy Statement-Prospectus.

/s/        PRICE WATERHOUSE LLP

PRICE WATERHOUSE LLP
Charlotte, North Carolina
September 20, 1994